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                                                                  Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Genaissance Pharmaceuticals, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 10, 2000 included in Genaissance Pharmaceuticals, Inc.'s registration statement on Form S-1 (File No. 333-35314), and to all references to our Firm included in this registration statement.



                                                     /s/  Arthur Andersen LLP


Hartford, Connecticut
December 18, 2000